EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
            100 Williams Street, 25th Floor, New York, NY 10038 USA
                     Tel: (212) 269-6300 Fax (212) 771-6445

December 13, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios, Series 195
              The Dow Strategic 10 Trust, December 1999 Series
              The Dow Strategic 5 Trust, December 1999 Series
              Strategic Picks Opportunity Trust, December 1999 Series EAFE Strategic 20 Trust, December 1999 Series
              (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-90847

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                               Very truly yours,


                               Steve Miano
                               Director Fixed Income Data Operations